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                                                                    EXHIBIT 23.5

                               CONSENT OF COUNSEL




         We consent to the reference to our firm under the heading "Certain Legal Matters" in the Prospectus included in this Form S-11. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.





                                        /S/ Honigman Miller Schwartz & Cohn

                                        HONIGMAN  MILLER  SCHWARTZ & COHN


Detroit, Michigan
October 8, 1997